Exhibit 8.3

Direct:	(403) 266-9060
Fax:	(403) 266-9034
E-mail:	dweekes@stikeman.com
          May 29, 2009
Nabors Industries Ltd.
Mintflower Place
8 Par-La-Ville Road
Hamilton, HM08
Bermuda
Dear Sirs and Mesdames:
     We have acted as Canadian tax counsel to Nabors Industries Ltd., a Bermuda exempted company (“Nabors”), in connection with the registration of the Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission“) under the Securities Act of 1933, as amended (the “Securities Act“), on May 29, 2009, with respect to the registration of up to 104,520 Nabors common shares par value of US $.001 per share.
     In connection with this opinion, we have examined the Registration Statement and such other documents and corporate records as we have deemed necessary or appropriate in order to enable us to render the opinion below. For purposes of this opinion, we have assumed (i) the validity and accuracy of the documents and corporate records that we have examined and the facts and representations concerning the registration of Nabors common shares that have come to our attention during our engagement, (ii) the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents, and (iii) that the issuance of Nabors common shares pursuant to the Registration Statement will be consummated in the manner described in the Registration Statement.
     This opinion is based on the current provisions of the Income Tax Act (Canada) and the regulations thereunder, the current provisions of the Convention Between the United States of America and Canada with Respect to Taxes on Income and on Capital, signed September 26, 1980, as amended, and our understanding of the current published administrative practices of the Canada Revenue Agency. This opinion takes into account all specific proposals to amend the Income Tax Act (Canada) and the regulations that have been publicly announced by the Minister of Finance (Canada) prior to the date hereof and assumes that all of these proposed amendments will be enacted in their present form. No assurances can be given that any proposed amendments will be enacted in the form proposed, if at all. Except for the foregoing, this opinion does not take into account or anticipate any changes in law, whether by legislative, administrative or judicial decision or action, nor does it take into account provincial, territorial or foreign income tax legislation or considerations, which may differ from the Canadian federal income tax considerations described in the Registration Statement.
     Based upon and subject to the foregoing, the confirmation by Nabors of the accuracy of certain assumptions and representations underlying this opinion, and the qualifications, limitations and assumptions contained in the portion of the Registration Statement captioned “Income Tax Considerations — Canadian Federal Income Tax Considerations”, we hereby confirm, as to matters of Canadian federal income tax law, our opinion contained in the Registration Statement under the caption “Income Tax Considerations — Canadian Federal Income Tax Considerations”.
     We have not considered and render no opinion on any aspect of law other than as expressly set forth above.
     This opinion is furnished to you solely for use in connection with the Registration Statement and may not be used for any other purpose without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the captions “Income Tax Considerations — Canadian Federal Income Tax Considerations” and “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.
Yours truly,
/s/ Stikeman Elliott LLP